UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  December 30, 2014

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On December 30, 2014, the stockholders of PostRock Energy Corporation (“PostRock”) voted at a special meeting of the stockholders to approve an amendment (the “Amendment”) to PostRock’s Restated Certificate of Incorporation, which authorized the Board of Directors to effect a ten-to-one reverse stock split of PostRock’s common stock, par value $0.01 per share (“Common Stock”).  The Amendment was approved as follows: 75,905,810 votes “For,” 1,432,397 votes “Against,” and 34,126 “Abstentions.”  The votes “For” the Amendment include 17,822,428 one one-hundredths of a share of Series B Voting Preferred Stock (the “Series B”). On January 2, 2015, PostRock filed the Amendment with the Secretary of State of the State of Delaware to effect a ten-to-one reverse stock split of the Common Stock (the “Reverse Stock Split”), which became effective as of the close of business, Eastern time, on the filing date.  At the effective time of the Amendment, each ten shares of Common Stock outstanding were combined into a single share of Common Stock with any resulting fractional shares rounded up to the next whole share.  The total number of shares of Common Stock authorized under PostRock’s Restated Certificate of Incorporation was not affected, however.

On January 2, 2015, in connection with the Amendment, PostRock also filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Series B Amendment”) to the Certificate of Designations of the Series B, which Series B Amendment was effective as of close of business, Eastern time, on such filing date and was approved both by the Board of Directors of PostRock and by White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”), being the sole holders of PostRock’s outstanding shares of its Series B. The Series B Amendment effects a reverse stock split of the outstanding shares of Series B at a ratio of ten one-hundredths of a share to one one-hundredths of a share, with any fractional one-thousandths of a share being rounded up to the next one one-hundredth of a share.

On January 2, 2015, in connection with the Amendment and the Series B Amendment, PostRock executed an omnibus amendment (the “Omnibus Amendment”) to amend each of the following agreements: the securities purchase agreement dated December 17, 2012 (the “December Purchase Agreement”) by and among PostRock and the Investor, the securities purchase agreement dated August 1, 2012 (the “August Purchase Agreement”) by and among PostRock and the Investor and the securities purchase agreement dated September 2, 2010 (the “2010 Purchase Agreement”) by and among PostRock and the Investor. The Omnibus Amendment conforms certain terms of the December Purchase Agreement, the August Purchase Agreement and the 2010 Purchase Agreement to reflect the Reverse Stock Split, by increasing the benchmark price at which PostRock may issue its Common Stock without prior consent of the Investor pursuant to the 2010 Purchase Agreement and increasing the price at which additional warrants will be issued pursuant to the December Purchase Agreement and the August Purchase Agreement, in each case, in the same proportion as the Reverse Stock Split.

A copy of the Amendment and the Series B Amendment are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 3.03Material Modification to Rights of Security Holders.

The disclosure set forth under Item 1.01 above relating to the Reverse Stock Split, the Amendment and the Series B Amendment is incorporated into this Item 3.03 by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 above relating to the Reverse Stock Split, the Amendment and the Series B Amendment is incorporated into this Item 5.03 by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

The disclosure set forth under Item 1.01 above relating to the Reverse Stock Split, the Amendment and the Series B Amendment is incorporated into this Item 5.07 by reference.

Item 9.01Financial Statements and Exhibits.

4.1	Certificate of Amendment of Restated Certificate of Incorporation dated January 2, 2015.
4.2	Certificate of Amendment to Certificate of Designations of Series B Voting Preferred Stock dated January 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date: January 6, 2015